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                                                           Exhibit 5.1



                              August 29, 1997

  Astea International Inc.
  455 Business Center Drive
  Horsham, PA  19044

     Re:  Astea International Inc.
          Registration Statement on Form S-8

  Ladies and Gentlemen:

     I am the Vice President and General Counsel to Astea International Inc., a Delaware corporation (the "Company"), and have advised the Company in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the offer and sale of up to 931,250 shares of Common Stock, par value $.01 per share, of the Company (the "Shares"), consisting of up to 500,000 Shares issuable under the Astea International Inc. 1997 Stock Option Plan (the "Plan") and up to 431,250 Shares issuable upon exercise of non-qualified stock options granted to employees, directors or consultants of the Company during 1996 and 1997 (the "Non-Plan Options").

     I have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. I have examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that I have deemed necessary or appropriate. I have also examined the Plan, the Non-Plan Options, a registration statement on Form S-8 under the Securities Act of 1933 relating to the Shares and the prospectus contained therein (the "Prospectus").

     I am an attorney admitted to practice in the Commonwealth of Massachusetts. I express no opinion concerning the laws of any jurisdiction other than the laws of the United States, the Commonwealth of Massachusetts and the Delaware General Corporation Law.

     Based upon and subject to the foregoing, I am of the opinion that, when the Shares have been issued and paid for in accordance with the terms of the Prospectus, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                              Very truly yours,



                              ROBERT G. SCHWARTZ, JR.
                              Vice President and General Counsel